SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12



                            RURBAN FINANCIAL CORP.
             ----------------------------------------------------
               (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1),  14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)  Title of each class of securities to which transaction applies:
           _____________________________________________________________________

      (2)  Aggregate number of securities to which transaction applies:
           _____________________________________________________________________

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
           _____________________________________________________________________

      (4)  Proposed maximum aggregate value of transaction:_____________________
      (5)  Total fee paid:______________________________________________________

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:______________________________________________
      (2)  Form, Schedule or Registration Statement No.:________________________
      (3)  Filing Party:________________________________________________________
      (4)  Date Filed:__________________________________________________________

                            RURBAN FINANCIAL CORP.
                              401 Clinton Street
                             Defiance, Ohio 43512
                                (419) 783-8950

                          ---------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         ---------------------------


                                                                Defiance, Ohio
                                                                March 21, 1996

To the Shareholders of
Rurban Financial Corp.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders (the "Annual Meeting") of Rurban Financial Corp. (the "Company") will be held at the offices of The State Bank and Trust Company, 401 Clinton Street, Defiance, Ohio, on Monday, April 22, 1996, at 7:00 p.m., local time, for the following purposes:

      1.    To elect three directors to serve for terms of three years each.

      2. To consider and vote upon a proposal to adopt an amendment to Article FOURTH of the Company's Amended Articles which would increase the authorized number of common shares, without par value, of the Company from 5,000,000 to 10,000,000 common shares.

      3. To transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

      Shareholders of record at the close of business on March 1, 1996, will be entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof.

      You are cordially invited to attend the Annual Meeting. The vote of each shareholder is important, whatever the number of common shares held. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy promptly in the enclosed envelope. Should you attend the Annual Meeting, you may revoke your proxy and vote in person. ATTENDANCE AT THE ANNUAL MEETING WILL NOT, IN AND OF ITSELF, CONSTITUTE REVOCATION OF A PROXY.

                                    By Order of the Board of Directors,


                                    David E. Manz, Secretary

                            RURBAN FINANCIAL CORP.

                              401 Clinton Street
                             Defiance, Ohio 43512
                                (419) 783-8950

                                PROXY STATEMENT

      This Proxy Statement and the accompanying proxy are being mailed to shareholders of Rurban Financial Corp., an Ohio corporation (the "Company"), on or about March 21, 1996, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") called to be held on Monday, April 22, 1996, or at any adjournment(s) thereof. The Annual Meeting will be held at 7:00 p.m., local time, at the offices of The State Bank and Trust Company, 401 Clinton Street, Defiance, Ohio.

      The Company has six wholly-owned subsidiaries. They include: The State Bank and Trust Company, Defiance, Ohio ("State Bank"); The Peoples Banking Company, Findlay, Ohio ("Peoples Bank"); The First National Bank of Ottawa, Ottawa, Ohio ("Ottawa"); The Citizens Savings Bank Company, Pemberville, Ohio ("Citizens"); Rurbanc Data Services, Inc., Defiance, Ohio ("Rurbanc"); and Rurban Life Insurance Company, Defiance, Ohio ("Rurban Life").

      A proxy for use at the Annual Meeting accompanies this Proxy Statement and is solicited by the Board of Directors of the Company. A shareholder of the Company may use his proxy if he is unable to attend the Annual Meeting in person or wishes to have his common shares voted by proxy even if he does attend the Annual Meeting. Without affecting any vote previously taken, any shareholder executing a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company, at the address of the Company set forth on the cover page of this Proxy Statement, written notice of such revocation; by executing a later-dated proxy which is received by the Company prior to the Annual Meeting; or by attending the Annual Meeting and giving notice of such revocation in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

      Only shareholders of the Company of record at the close of business on March l, 1996 (the "Record Date") are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof. At the close of business on the Record Date, 2,184,378 common shares were outstanding and entitled to vote. Each common share of the Company entitles the holder thereof to one vote on each matter to be submitted to shareholders at the Annual Meeting. A quorum for the Annual Meeting is a majority of the outstanding common shares.

      Common shares represented by signed proxies that are returned to the Company will be counted toward the quorum in all matters even though they are marked "Abstain," "Against" or "Withhold Authority" on one or more or all matters or they are not marked at all. Broker/dealers who hold their customers' common shares in street name may, under the applicable rules of the self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such common shares and may vote such common shares on routine matters, which, under such rules, typically include the election of directors, but broker/dealers may not vote such common shares on other matters, which typically include amendments to the articles of incorporation of a corporation and the approval of certain stock compensation plans, without specific instructions from the customer who owns such common shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Such proxies count toward the establishment of a quorum. The effect of an abstention or broker non-vote on the proposal to amend Article FOURTH of the Company's Amended Articles is the same as a "no" vote.

      If written notice is given by any shareholder to the President, a Vice President or the Secretary of the Company, not less than 48 hours before the Annual Meeting, that the shareholder desires that the voting for the election of directors be cumulative, and if an announcement of the giving of such notice is made upon the convening of the Annual Meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder will have the right to cumulate such voting power as he possesses in voting for directors. If cumulative voting is invoked, each shareholder will have votes equal to the number of directors to be elected, multiplied by the number of common shares owned by him, and will be entitled to distribute his votes among the candidates as he sees fit. Should any shareholder exercise his right to cause the vote on the election of directors to be cumulative, the enclosed proxy would grant discretionary authority to the proxies named therein to cumulate votes and to distribute such votes to one or more candidates as they see fit.

      The Company will bear the costs of preparing and mailing this Proxy Statement, the accompanying proxy and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors. Proxies will be solicited by mail and may be further solicited, for no additional compensation, by officers, directors or employees of the Company and its subsidiaries by further mailing, by telephone or by personal contact. The Company will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of common shares not beneficially owned by them, for forwarding such materials to and obtaining proxies from the beneficial owners of such common shares.

      The Annual Report to the Shareholders of the Company for the fiscal year ended December 31, 1995 (the "1995 fiscal year") is enclosed herewith.


                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth, as of the Record Date, certain information concerning the beneficial ownership of common shares by the only person known by the Company to beneficially own more than 5% of the outstanding common shares:

       Name and Address of        Amount and Nature of          Percent of
          Beneficial Owner      Beneficial Ownership (1)        Class (2)
       -------------------      ------------------------        ----------
       Thomas E. Sheidler
       P.O. Box 325
       Ottawa, Ohio  45875             188,798 (3)                 8.6%

---------------

(1) Unless otherwise noted, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table. All fractional common shares have been rounded to the nearest whole common share.

(2) The percent of class is based upon 2,184,378 common shares outstanding on the Record Date.

(3) Includes 9,456 common shares held by the wife of Mr. Sheidler and an aggregate of 51,756 common shares held by a custodian for Mr. Sheidler's two daughters. Mr. Sheidler has no voting or investment power with respect to any of these common shares.

      The following table sets forth, as of the Record Date, certain information concerning the beneficial ownership of common shares by each director of the Company, by each person nominated for election as a director of the Company, by each of the executive officers named in the Summary Compensation Table and by all current executive officers and directors of the Company as a group:

           Name of                 Amount and Nature of          Percent of
      Beneficial Owner           Beneficial Ownership (1)        Class (2)
    --------------------         ------------------------      -----------
Richard C. Burrows                       20,368 (3)                 (4)
John R. Compo                            14,990                     (4)
John Fahl                                    25                     (4)
Robert A. Fawcett, Jr.                    1,206                     (4)
Richard Z. Graham                         2,539 (5)                 (4)
David E. Manz                             9,287 (6)                 (4)
John H. Moore                             8,008 (7)                 (4)
Merlin W. Mygrant                         5,608 (8)                 (4)
Steven D. VanDemark                         230 (9)                 (4)
J. Michael Walz, D.D.S.                   2,390 (10)                (4)
Thomas C. Williams                          100                     (4)
All current executive
  officers and directors
  as a group (12 persons)                85,238 (11)                3.9%
  (12 persons)

----------------

(1)   See Note (1) to preceding table.

(2)   See Note (2) to preceding table.

(3) Includes 15,052 common shares allocated to the account of Mr. Burrows in the ESOP, as to which he exercises voting and investment power and 5,316 held in the Richard C. Burrows Trust with respect to which he has sole voting and investment power. Does not include 2,976 common shares held in a trust for the benefit of the wife of Mr. Burrows as to which she exercises sole voting and investment power.

(4) Reflects ownership of less than 1% of the outstanding common shares of the Company.

(5) Does not include 15,979 common shares held by the wife of Mr. Graham. Mr. Graham exercises no voting or investment power with respect to these common shares.

(6) Includes 9,287 common shares allocated to the account of Mr. Manz in the ESOP, as to which he exercises voting and investment power. Does not include 606 common shares held by the wife of Mr. Manz as to which she exercises sole voting and investment power.

(7) Includes 6,628 common shares held jointly by Mr. Moore and his wife, as to which he exercises shared voting and investment power.

(8) Includes 5,608 common shares held in the Merlin W. Mygrant Trust, as to which Mr. Mygrant exercises sole voting and investment power.

(9) Includes 230 common shares held jointly by Mr. VanDemark and his wife, as to which he exercises shared voting and investment power.

(10) Does not include 90 common shares held in an IRA for the benefit of the wife of Dr. Walz, as to which she exercises sole voting and investment power. Includes 230 common shares held jointly by Dr. Walz and his wife, as to which Dr. Walz exercises shared voting and investment power, and 2,160 common shares held in the Krouse Evans Inc. Profit Sharing Plan, as to which Dr. Walz exercises shared voting and investment power with the Trust Department of State Bank.

(11) Includes common shares jointly held by executive officers and directors and other persons. Also includes an aggregate of 41,681 common shares allocated to the respective accounts of executive officers of the Company in the ESOP. Does not include common shares held by wives and children of executive officers and directors.

      To the Company's knowledge, based solely on a review of the copies of the reports furnished to the Company and written representations that no other reports were required during the 1995 fiscal year, all filing requirements applicable to officers, directors and owners of more than 10% of the outstanding common shares of the Company under Section 16(a) of the Securities Exchange Act in 1934, as amended (the "Exchange Act"), were complied with; except that Dr. Walz, a director of the Company, filed late one report covering two transactions.


                             ELECTION OF DIRECTORS

      In accordance with Article FIFTH of the Amended Articles, as amended, and Section 2.02 of the Regulations, as amended, of the Company, three directors are to be elected for terms of three years each and until their respective successors are elected and qualified. It is the intention of the persons named in the accompanying proxy to vote the common shares represented by the proxies received pursuant to this solicitation for the nominees named below who have been designated by the Board of Directors, unless otherwise instructed on the proxy.

      The following table gives certain information concerning each nominee for election as a director of the Company. Unless otherwise indicated, each person has held his principal occupation for more than five years.

                            Position(s) Held
                                with the
                             Company and its       Director of the
                              Subsidiaries             Company       Nominee
                              and Principal         Continuously     for Term
Nominee             Age       Occupation(s)            Since        Expiring In
________________________________________________________________________________

John R. Compo       51     Chairman of Board and        1987           1999
                           President of Compo
                           Corporation, Defiance,
                           Ohio, an automotive parts
                           manufacturer; Director of
                           State Bank and of Rurban
                           Life.

John Fahl           59     President, Tire                --           1999
                           Operations, since 1994,
                           Vice President from 1978
                           to 1994, and a Director,
                           of Cooper Tire & Rubber
                           Company, Findlay, Ohio,
                           a tire and rubber
                           manufacturing company;
                           Director of Peoples Bank.

Robert A.
 Fawcett, Jr.       54     Secretary since January       1992          1999
                           1, 1996, Treasurer during
                           1995, and President
                           during 1994, of Fawcett,
                           Lammon, Recker and
                           Associates, Inc., Ottawa,
                           Ohio, a general insurance
                           agency; President of
                           Fawcett Insurance Agency,
                           Inc., Ottawa, Ohio, a
                           general insurance agency,
                           from 1979 to 1993;
                           Director of Ottawa.


      While it is contemplated that all nominees will stand for election, if one or more of the nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for election as a director of the Company, the proxies reserve full discretion to vote the common shares represented by the proxies for the election of the remaining nominees and any substitute nominee(s) designated by the Board of Directors. The Board of Directors knows of no reason why any of the above-mentioned persons will be unavailable or unable to serve if elected to the Board. Under Ohio law and the Company's Regulations, the three nominees receiving the greatest number of votes will be elected as directors.

      The following table gives certain information concerning the current directors whose terms will continue after the Annual Meeting. Unless otherwise indicated, each person has held his principal occupation for more than five years.

                               Position(s) Held
                                   with the
                                Company and its       Director of the
                                 Subsidiaries             Company        Term
                                 and Principal         Continuously     Expires
Name                   Age       Occupation(s)            Since           In
________________________________________________________________________________

Richard Z. Graham      66    Vice Chairman and Chief       1984          1997
                             Executive Officer of
                             Brown's Bakery, Inc.,
                             Defiance, Ohio, a
                             wholesale bakery; Chief
                             Executive Officer of
                             Grandma Emilie Brown,
                             Inc., Defiance, Ohio, a
                             sales company for garlic
                             breads and rolls, founded
                             in 1992.

John H. Moore          69    Proprietor and President      1986          1997
                             of Moore's Clothing,
                             Paulding, Ohio, a men's
                             retail clothing store;
                             Director of State Bank.

J. Michael Walz,       52    General Dentist in            1992          1997
D.D.S.                       Defiance, Ohio; Director
                             of State Bank.

Thomas C. Williams     47    President and Chief           1995          1997
                             Executive Officer of the
                             Company and of State Bank
                             since June, 1995;
                             President of FirstMerit
                             Bank, FSB, Clearwater,
                             Florida, from 1994 to
                             June, 1995; Senior Vice
                             President and Managing
                             Officer of the Northern
                             Region of The First
                             National Bank of Ohio,
                             Cleveland, Ohio, from 1990
                             to 1994; Director of State
                             Bank and of Rurbanc.

Richard C. Burrows     65    Vice Chairman of the Board    1983          1998
                             of the Company and of
                             State Bank since June,
                             1995; President and Chief
                             Executive Officer of the
                             Company and of State Bank
                             from 1985 to June, 1995;
                             Chairman of the Board and
                             a Director of Rurbanc and
                             of Rurban Life; Director
                             of State Bank.

David E. Manz          46    Executive Vice President,     1990          1998
                             Secretary and Treasurer
                             since 1992, Chief
                             Financial Officer since
                             1990, and Vice President
                             from 1990 to 1992, of the
                             Company; President, Chief
                             Executive Officer and a
                             Director of Rurbanc;
                             Executive Vice President
                             since 1992, Senior Vice
                             President from 1991 to
                             1992, and Vice President
                             from 1983 to 1991, of
                             State Bank.

Steven D. VanDemark    43    General Manager of            1991          1998
                             Defiance Publishing
                             Company, Defiance, Ohio, a
                             newspaper publisher;
                             Chairman of the Board of
                             the Company since 1992;
                             Chairman of the Board and
                             a Director of State Bank.

      There are no family relationships among any of the directors, nominees for election as directors and executive officers of the Company.

      The Board of Directors of the Company held a total of nine meetings during the Company's 1995 fiscal year. Each incumbent director attended 75% or more of the aggregate of the total number of meetings held by the Board of Directors during the period he served as a director and the total number of meetings held by all committees of the Board of Directors on which he served during the period he served.

      The Board of Directors of the Company has an Audit Committee comprised of Richard Z. Graham, John H. Moore and Merlin W. Mygrant. The function of the Audit Committee is to review the adequacy of the Company's system of internal controls, to investigate the scope and adequacy of the work of the Company's independent auditors and to recommend to the Board of Directors a firm of accountants to serve as the Company's independent auditors. The Audit Committee met three times during the l995 fiscal year.

      The Board of Directors of the Company also has a Compensation Committee comprised of John R. Compo, Robert A. Fawcett, Jr., Steven D. VanDemark and J. Michael Walz, D.D.S. The function of the Compensation Committee is to review and recommend to the Board of Directors of the Company the salaries, bonuses and other cash compensation to be paid to, and the other benefits to be received by, the employees of the Company, who currently include Messrs. Williams and Manz and four other officers (who are not executive officers) of the Company and also included Mr. Burrows until his retirement as an employee of the Company as of December 31, 1995. During the 1995 fiscal year, the Compensation Committee also served as a search committee for a successor to Richard C. Burrows as President and Chief Executive Officer of the Company. The Compensation Committee met a total of thirteen times during the l995 fiscal year, twelve of which were in its capacity as a search committee. Although Richard C. Burrows, David E. Manz and Thomas C. Williams attended various meetings of the Compensation Committee at the request of the members of that Committee during the 1995 fiscal year, they did not vote on compensation matters brought before the Compensation Committee.

      The Board of Directors does not have a standing nominating committee or a committee performing similar functions.

                       TRANSACTIONS INVOLVING MANAGEMENT

      During the Company's 1995 fiscal year, its subsidiaries State Bank, Peoples Bank, Ottawa and Citizens entered into banking transactions, in the ordinary course of their respective businesses, with certain executive officers and directors of the Company (including certain executive officers of the Company's subsidiaries), members of their immediate families and corporations or organizations with which they are affiliated. It is expected that similar banking transactions will be entered into in the future. Loans to such persons have been made on substantially the same terms, including the interest rate charged and collateral required, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or its subsidiaries. These loans have been, and are presently, subject to no more than a normal risk of uncollectibility and present no other unfavorable features. The amount of loans (aggregating $60,000 or more to any one party) to directors and executive officers of the Company (including certain executive officers of the Company's subsidiaries) and their associates as a group at December 31, 1995, was $325,325. As of the date hereof, all of such loans were performing loans.


         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Steven D. VanDemark, who is Chairman of the Board of the Company, is a member of the Compensation Committee of the Company's Board of Directors.

      Thomas C. Williams and David E. Manz are the only current executive officers of the Company who received compensation from the Company for services rendered during the 1995 fiscal year as executive officers of the Company. In addition, Richard C. Burrows served as President and Chief Executive Officer of the Company until June 12, 1995, and has served as Vice Chairman of the Board since that date and has received compensation from the Company for such services. The other executive officers of the Company were paid by State Bank for services rendered in their capacities as executive officers of the Company and of State Bank. Mr. Williams, who has been President and Chief Executive Officer of the Company and of State Bank since June 12, 1995, Mr. Burrows, who was President and Chief Executive Officer of the Company and of State Bank from 1985 until June 12, 1995 and has been Vice Chairman of the Board of the Company and of State Bank since that date, and Mr. Manz, who is Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company and Executive Vice President of State Bank, participated in deliberations concerning compensation of executive officers of State Bank during the 1995 fiscal year.


                       REPORT ON EXECUTIVE COMPENSATION

      NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THIS REPORT AND THE PERFORMANCE GRAPH SET FORTH ON PAGES 15 AND 16 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

      The Compensation Committee of the Company's Board of Directors is comprised of three outside directors and Steven D. VanDemark, Chairman of the Board of the Company. The Compensation Committee reviews and recommends to the full Board the salaries, bonuses and other cash compensation to be paid to, and the other benefits to be received by, the employees of the Company. During 1995, no compensation decisions by the Compensation Committee were modified or rejected in any material way by the full Board. During the 1995 fiscal year, the Compensation Committee also served as a search committee for a successor to Richard C. Burrows as President and Chief Executive Officer of the Company. Although Richard C. Burrows, David E. Manz and Thomas C. Williams attended various meetings of the Compensation Committee at the request of the members of that Committee during the 1995 fiscal year, they did not vote on compensation matters brought before the Compensation Committee.

      Richard C. Burrows and David E. Manz were the only executive officers of the Company who received compensation from the Company for services rendered as executive officers of the Company during the 1995 fiscal year. Although decisions with respect to the compensation to be received by Thomas C.
Williams during the 1995 fiscal year were made by the Compensation Committee of the Company's Board of Directors, he received his salary with respect to services rendered as President and Chief Executive Officer of the Company and of State Bank during the 1995 fiscal year from State Bank. Beginning with the 1996 fiscal year, all of Mr. Williams' compensation will be paid by the Company. The remaining executive officers of the Company were paid by State Bank for services rendered in their capacities as executive officers of the Company and of State Bank.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

      In determining the compensation of the employees of the Company, the Compensation Committee has sought to create a compensation program that links compensation to financial performance, rewards above-average corporate performance and recognizes individual contributions and achievements. There are two components of the annual cash compensation program for the employees of the Company: (1) a base salary component; and (2) an incentive bonus component payable under the Rurban Financial Corp. Bonus Plan (the "Company Bonus Plan") which directly links the bonus to be paid to the financial performance of the Company.

      In determining the compensation of its executive officers, the Board of Directors of State Bank has also sought to create a compensation program that links compensation to financial performance, rewards above-average corporate performance, recognizes individual contributions and achievements and assists State Bank in attracting and retaining outstanding executive officers. There are two components of the annual cash compensation program for the executive officers of State Bank: (1) a base salary component; and (2) an incentive bonus component payable under the State Bank Incentive Compensation Plan which directly links the bonus to be paid to State Bank's financial performance.

SALARIES

      The Compensation Committee of the Company's Board of Directors determines the base salaries to be paid to the employees of the Company based upon an overall evaluation of a number of factors, including a subjective evaluation of individual performance, contributions to the Company and its subsidiaries, and experience; and how the Company's compensation of the employees of the Company compares to executive compensation of individuals holding comparable positions with bank holding companies of similar asset size (between $300 million and $500 million). This comparative group is not the same group of bank holding companies as the bank holding companies included in the "NASDAQ Bank Stock" index within the Performance Graph since not all of the bank holding companies of comparable asset size to the Company have their shares traded on NASDAQ. None of the above-described factors are assigned a specific weighting when consideration is given to the setting of the salaries of the employees of the Company.

      Each year, the Board of Directors of State Bank determines a percentage increase in the aggregate amount of base salaries to be paid to the officers and employees of State Bank. The individual salaries of the executive officers of State Bank are determined based upon an overall evaluation of a number of factors, including a subjective evaluation of individual performance, contributions to the subsidiary and experience; and how State Bank's compensation of its executive officers compares to compensation of individuals holding comparable positions with banks of similar asset size (between $100 million and $300 million). This comparative group is not the same group of banks as the banks included in the "NASDAQ Bank Stock" index within the Performance Graph since not all of the banks of comparable asset size to State Bank have their shares traded on NASDAQ. None of the above-described factors are assigned a specific weighting when consideration is given to the setting of the salaries of the individual officers.

      The salary paid in 1995 to Mr. Burrows in his capacities as President and Chief Executive Officer (until June 12, 1995) and an employee and Vice Chairman (since June 12, 1995) of the Company was approved by the Compensation Committee in December, 1993, and was the same as his salary in 1994. In setting Mr. Burrows' salary for 1995 at the same level as for 1994, the
Compensation Committee took into consideration Mr. Burrows' announced intention to resign his positions as an executive officer and employee of the Company effective as of December 31, 1995 and the fact that the Company and Mr. Burrows had entered into a Salary Continuation Agreement on December 15, 1994 providing for the receipt by Mr. Burrows of an annual benefit equal to 15% of his salary for a period of 15 years following his retirement. See "COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS -- Salary Continuation Agreements."

      The salary paid to Mr. Williams for services rendered in his capacities as President and Chief Executive Officer of the Company and of State Bank during the 1995 fiscal year was approved by the Compensation Committee in June, 1995, and represented, on an annualized basis, a 25% increase over the salary paid to Mr. Burrows with respect to the 1995 fiscal year. Mr. Williams' salary was determined based upon a subjective evaluation of his experience and the future contributions he may make to the Company and its subsidiaries. The Compensation Committee also considered the fact that the salary which had been paid to Mr. Burrows during the 1995 fiscal year represented the low end of the range of salaries paid to chief executive officers of bank holding companies of similar asset size (between $300 million and $500 million). None of the foregoing factors was assigned a specific weighting when consideration was given to the setting of Mr.
Williams' salary.

BONUS PLANS

      The Company Bonus Plan has two options for determining the amount payable thereunder and the Company will pay bonuses pursuant to the option which results in the greater amount of bonuses. If the Company makes its budget for a fiscal year, a bonus in the amount of $25,000 will be paid to the Chief Executive Officer and a bonus in the amount of $15,000 will be paid to the Executive Vice President. In addition, bonuses in an aggregate amount of up to $10,000 may be paid to the remaining employees of the Company with the amount, if any, of each bonus determined by the Chief Executive Officer of the Company in his sole discretion. Alternatively, if the Company has a return on average assets ("ROAA") greater than the average ROAA of all U.S. bank holding companies of similar asset size ($300 million to $500 million), based on the ROAA of such bank holding companies published in the Federal Reserve Bank Holding Company Performance Report, 30% of the amount by which the Company's ROAA exceeds that of these peer bank holding companies will be paid out in the following manner: (1) the Chief Executive Officer and the Executive Vice President of the Company will receive 50% and 35%, respectively, of the amount available for bonuses, subject to a limit of 75% of their respective base salaries; and (2) bonuses in an aggregate amount of up to 15% of the amount available for bonuses may be paid to the remaining employees of the Company with the amount, if any, of each bonus to be determined by the Chief Executive Officer of the Company in his sole discretion. The time period over which the determination is made of the amount, if any, of bonuses to be paid is the fiscal year of the Company. The determination of the amounts of bonuses to be paid and the payment of such bonuses is made during the first quarter of the next fiscal year. Each of Messrs. Burrows and Williams will be paid a bonus in the amount of $25,000 under the Company Bonus Plan with respect to the 1995 fiscal year.

      In 1977, the Board of Directors of State Bank adopted an incentive compensation plan (the "State Bank Incentive Compensation Plan") for its officers. With respect to the 1995 fiscal year, the State Bank Incentive Compensation Plan had two options for determining the amount payable thereunder and State Bank will pay bonuses pursuant to the option which results in the greater amount of bonuses. If State Bank makes its budget for the fiscal year, officers of State Bank will be paid in the aggregate $75,000. Alternatively, officers of State Bank will be paid in the aggregate 20% of the amount by which the before-tax profits of State Bank exceed the average before-tax profits of banks of similar asset size (between $100 million and $300 million) nationally (based on the return on assets for such banks published in the Federal Reserve Uniform Bank Performance Report). The amount, if any, of the bonus to be received by each officer of State Bank is determined by the Chief Executive Officer of State Bank in his sole discretion. The time period over which the determination is made of the amount, if any, of incentive compensation to be paid is the fiscal year of State Bank. The determination of the amount of incentive compensation to be paid and the payment of such incentive compensation is made during the first two quarters of the next fiscal year. As of the date of this Proxy Statement, the amounts of the bonuses, if any, to be paid to executive officers of the Company who participate in the State Bank Incentive Compensation Plan with respect to the 1995 fiscal year has not been determined. Messrs. Williams, Burrows and Manz do not participate in the State Bank Incentive Compensation Plan.

      The Trust Department of State Bank also has a trust incentive compensation program under which the bonus to be paid to the employees in the Trust Department is based on a percentage of the fees generated from new trust accounts developed and the attainment of profit goals set each year for the Trust Department. Messrs. Williams, Burrows and Manz do not participate in this program. In addition, all officers of State Bank, with the exception of Messrs. Williams, Burrows and Manz and the trust officers of State Bank, participate in a sales bonus program which can pay up to $8,000 per officer based on new customers generated by that officer and customer retention during the fiscal year.

ADDITIONAL COMPENSATION PLANS

      To enhance the long-term commitment of the officers and employees of the Company and its subsidiaries, the Company adopted the ESOP in 1985, and The Rurban Financial Corp. Savings Plan and Trust (the "Savings Plan") in 1988. Messrs. Williams and Burrows (prior to his retirement on December 31, 1995), as well as all officers and employees of the Company and its subsidiaries who meet applicable eligibility criteria, may participate in the ESOP and the Savings Plan.

      Each year, the Company and each of its subsidiaries may contribute an amount in cash and/or common shares of the Company to the ESOP which does not exceed the amount of the annual net profits of the corporation making the contribution. Each year in March or in April, pro rata allocations of amounts contributed by the Company or one of its subsidiaries are made to the accounts of the participants in the ESOP. The Company and its subsidiaries contributed an aggregate amount of $375,500 to the ESOP with respect to the 1995 fiscal year. As of the date of this Proxy Statement, no determination has been made as to the amounts to be allocated to the account of Mr. Burrows under the ESOP with respect to the 1995 fiscal year. Mr. Williams will not be eligible to participate in the ESOP until July 1, 1996.

      Three types of contributions  are  contemplated  under the Savings Plan:
(1) pre-tax elective deferral contributions by each participant in the Savings Plan of a percentage of his or her annual compensation; (2) matching contributions made by the Company or the corporation employing the Savings Plan participant in cash in an amount determined by the Board of Directors of the Company; and (3) qualified rollover contributions by a Savings Plan participant from other qualified plans. The Board of Directors of the Company determined that for 1995, the amount of the matching contributions to be made on behalf of each participant in the Savings Plan would be 50% of the amount of such participant's pre-tax elective deferral contributions but only upon that portion of his or her pre-tax elective deferral contributions which did not exceed 6% of his or her annual compensation. A matching contribution in the amount of $4,117 was made on behalf of Mr. Burrows to match 1995 pre-tax elective deferral contributions made by him to the Savings Plan. Mr. Williams will not be eligible to participate in the Savings Plan until July 1, 1996.

Submitted by the Compensation Committee of the Company's Board of Directors:

        JOHN R. COMPO, ROBERT A. FAWCETT, JR., STEVEN D. VANDEMARK AND
                            J. MICHAEL WALZ, D.D.S.

and by the Board of Directors of State Bank:

      RICHARD C. BURROWS, JOHN R. COMPO, JAMES R. COOPER, ERIC C. HENCH,
               LEE W. KAEMMING, JOHN H. MOORE, CARL S. OFFERLE,
       ROBERT H. SERRICK, STEVEN D. VANDEMARK, J. MICHAEL WALZ, D.D.S.,
                     KARL H. WEANER AND THOMAS C. WILLIAMS



               COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

      The following table shows, for the last three years, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or earned for those years, to each person serving as the Company's Chief Executive Officer during the 1995 fiscal year. None of the other executive officers of the Company was paid salary and bonus for the 1995 fiscal year in an amount which exceeded $100,000.


                          SUMMARY COMPENSATION TABLE

Name and                                                         All Other
Principal Position        Year     Salary($)(1)   Bonus($)   Compensation($)(2)
---------------------     ----     ------------  ---------   ------------------
Richard C. Burrows,       1995       $110,300    $25,000         $ 4,117(4)
President and Chief       1994       $110,250    $32,230         $16,988
Executive Officer of      1993         98,950    $66,825         $11,447
the Company(3)

Thomas C. Williams,       1995        $64,900      $25,000       $     0
President and Chief       1994            --                          --
Executive Officer of      1993            --            --            --
the Company(5)                                          --

--------------------

(1) "Salary" includes (a) for Mr. Burrows, fees received during 1995, 1994 and 1993 as a director of the Company and its subsidiaries in the amounts of $10,300, $10,250 and $9,850, respectively, and (b) for Mr. Williams, fees received during 1995 as a director of the Company and its subsidiaries in the amount of $2,400.

(2) All numbers shown for "All Other Compensation" have been rounded to the nearest whole dollar.

(3) Mr. Burrows resigned as President and Chief Executive Officer of the Company effective as of June 12, 1995, and as an employee of the Company as of December 31, 1995. He now serves as Vice Chairman of the Board.

(4) "All Other Compensation" for 1995 includes a contribution of $4,117 to the Savings Plan on behalf of Mr. Burrows to match 1995 pre-tax elective deferral contributions (included under "Salary") made by him to the Savings Plan. The amount to be allocated to the account of Mr. Burrows under the ESOP with respect to the 1995 fiscal year will be calculated during 1996.

(5) Mr. Williams became President and Chief Executive Officer (and an executive officer) of the Company on June 12, 1995.

SALARY CONTINUATION AGREEMENTS

      The Company entered into an Executive Salary Continuation Agreement (the "Burrows Agreement") with Richard C. Burrows, then President and Chief Executive Officer of the Company, on December 15, 1994. Under the Burrows Agreement, if Mr. Burrows remained in the continuous employment of the Company until retirement as of the December 31st nearest his 65th birthday (unless by action of the Board of Directors of the Company, his period of active employment with the Company for purposes of the Burrows Agreement were shortened or extended), upon his retirement, Mr. Burrows (and, upon his death, his designated beneficiary) would be entitled to receive an annual benefit equal to 15% of his annual base salary as in effect immediately prior to his retirement in equal monthly installments (of 1/12th of the annual benefit) for a period of 180 months. If Mr. Burrows died while actively employed by the Company prior to his retirement, the Company would pay an annual benefit equal to 13.5% of his annual base salary as in effect immediately prior to his death in equal monthly installments (of 1/12th of the annual benefit) for a period of 180 months to his designated beneficiary. In the event that Mr. Burrows' employment terminated as a result of his voluntary action or his discharge by the Company, the Burrows Agreement would terminate immediately on the date of such termination of employment and the Company would pay to Mr. Burrows as severance compensation monthly for fifteen years an amount of money on an annual basis equal to the product of: (a) 15% of Mr. Burrows' annual base salary as in effect immediately prior to the date of his termination of employment and (b)(i) 90% plus 0.833% for each month after December 15, 1994 (up to a maximum of 100%), if such termination occurred prior to December 31, 1995; (ii) 100%, if such termination occurred on or after December 31, 1995;
(iii) 100%, in the event that before December 31, 1995, any entity or person became a beneficial owner of, or obtained1 voting control over, 20% or more of the outstanding shares of the Company; and (iv) 100%, if before December 31, 1995, the Company merged or consolidated with or if substantially all of the assets or capital stock of the Company were acquired by, any other company or organization, if the Company permitted its business activities to be taken over by any other organization, if the Company ceased its business activities or if the Company terminated its existence. Mr. Burrows is not entitled to receive benefits under the Burrows Agreement if, at any time until such benefits have been paid in full, he engages in any activity that directly or indirectly competes with the business conducted by the Company or any of its subsidiaries, within 25 miles of any office of the Company and its subsidiaries existing at the time of his retirement or termination of employment. As a result of his retirement on December 31, 1995, Mr. Burrows will be entitled to receive an aggregate annual benefit of $15,000 in equal monthly installments for a period of 180 months beginning January 1, 1996. The payment of the benefits contemplated by the Burrows Agreement will be accelerated if the leverage capital ratio and/or the risk-based capital ratio of the Company fall below the minimum ratios established by the Company's regulatory authority for well-capitalized bank holding companies and/or the Company fails to have net income in any two successive fiscal years.

      The Company entered into an Executive Salary Continuation Agreement (the "Williams Agreement") with Thomas C. Williams, President and Chief Executive Officer of the Company, on October 11, 1995. Under the Williams Agreement, if Mr. Williams remains in the continuous employment of the Company until the first December 31st after his 65th birthday (unless by action of the Board of Directors of the Company, his period of active employment with the Company for purposes of the Williams Agreement is shortened or extended), he is to retire as of that date. Upon such retirement, Mr. Williams (and, upon his death, his designated beneficiary) will be entitled to receive an annual benefit equal to 15% of his annual base salary as in effect immediately prior to his retirement in equal monthly installments (of 1/12th of the annual benefit) for a period of 180 months. If Mr. Williams dies while actively employed by the Company prior to his retirement, the Company will pay an annual benefit equal to 15% of his annual base salary as in effect immediately prior to his death in equal monthly installments (of 1/12th of the annual benefit) for a period of 180 months to his designated beneficiary. In the event that Mr. Williams' employment is terminated as a result of his voluntary action, the Williams Agreement will terminate immediately on the date of such termination of employment and the Company will pay to Mr. Williams as severance compensation monthly for fifteen years an amount of money on an annual basis equal to: (a) 5% of Mr. Williams' annual base salary as in effect immediately prior to the date of his termination of employment, if, at the termination date, Mr. Williams is between age 55 and 60; (b) 10% of such annual base salary if, at the termination date, Mr. Williams is between age 60 and 65; and (c) 15% of such annual base salary if (i) at the termination date, Mr. Williams is age 65 or over; (ii) such termination of employment occurs after there has been a change in control of the ownership of the Company; or (iii) such termination of employment occurs after the Company merges or consolidates with another company or organization, permits its business activities to be taken over by another organization, ceases its business activities or terminates its existence. If the Company discharges Mr. Williams for cause, no compensation will be payable to him under the terms of the Williams Agreement. Mr. Williams will not receive any benefits under the Williams Agreement if he engages in any activity that directly or indirectly competes with the Company's interest, within 25 miles of any office of the Company and its subsidiaries existing at the time of his retirement or termination of employment. The payment of the benefits contemplated by the Williams Agreement will be accelerated if, after Mr. Williams' retirement, the leverage capital ratio and/or the risk-based capital ratio of the Company fall below the minimum ratios established by the Company's regulatory authority for well-capitalized bank holding companies and/or the Company fails to have net income in any two successive fiscal years.

DIRECTORS' COMPENSATION

      During the 1995 fiscal year, each director of the Company received an annual retainer of $500, $200 for each meeting of the Board of Directors attended and $150 for each meeting of a committee of the Board attended. During the 1996 fiscal year, each director of the Company who serves for the entire year will receive an annual retainer of $6,000 and each director who serves for less than the full year will receive $500 for each meeting of the Board of Directors attended.


                               PERFORMANCE GRAPH

      Set forth below is a line graph comparing the yearly percentage change in the Company's cumulative total shareholder return on its common shares with an index for the NASDAQ Stock Market (U.S. Companies) comprised of all domestic common shares traded on the NASDAQ National Market System and the NASDAQ Small-Cap Market and an index for NASDAQ Bank Stocks comprised of all depository institutions (SIC Code #602) and holding and other investment companies (SIC Code #671) that are traded on the NASDAQ National Market System and the NASDAQ Small-Cap Market ("NASDAQ Bank Stocks"), for the five-year period ended December 31, 1995.

           [Performance Graph represented by the following table.]


                                    RURBAN
                         $100 REINVESTED FOR 5 YEARS
                                   12/31/95


                                                        NASDAQ
                        Rurban          NASDAQ          Stock
                       Financial         Bank            (US
          Year           Corp.           Stocks        Companies)
          -------------------------------------------------------
          1990          100.00          100.00          100.00
          1991          109.10          164.09          160.57
          1992          133.31          238.85          186.87
          1993          171.18          272.39          214.51
          1994          246.99          271.41          209.69
          1995          314.86          404.35          296.30

                             PROPOSED AMENDMENT OF
                         AMENDED ARTICLES TO INCREASE
                      AUTHORIZED NUMBER OF COMMON SHARES

                               (Item 2 on Proxy)

      The Amended Articles of the Company presently authorize 5,000,000 common shares, without par value. The Company's Board of Directors unanimously adopted a resolution proposing and declaring it advisable that Article FOURTH of the Company's Amended Articles be amended in order to increase the authorized number of common shares of the Company to 10,000,000, and recommending the approval of the proposed amendment to the Company's shareholders. Of the Company's presently authorized 5,000,000 common shares, 2,184,378 were outstanding as of March l, l996, and 2,815,622 were available for issuance.

      The proposed amendment would not change the powers, preferences or rights of the Company's common shares. The Board of Directors believes that it is desirable and in the best interests of the Company and its shareholders to increase the number of common shares that the Company is authorized to issue in order to ensure that the Company will have a sufficient number of authorized common shares available in the future to provide it with the desired flexibility to meet its business needs. If this proposal is approved by the shareholders, the additional common shares could be available for a variety of corporate purposes, including, for example, the declaration and payment of share dividends to the Company's shareholders; share splits; use in the financing of expansion or future acquisitions; issuance pursuant to the terms of employee benefit plans; and use in other possible future transactions of a currently undetermined nature.

      If the proposed amendment is adopted, the Company would be permitted to issue the additional authorized common shares without further shareholder approval, except to the extent otherwise required by the Company's Amended Articles, by law or by NASDAQ or any securities exchange on which the common shares may be listed at the time (the common shares are not currently listed on NASDAQ or on any securities exchange). The authorization of additional common shares will enable the Company, as the need may arise, to take timely advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with the holding of a special meeting of its shareholders. It is the belief of the Board of Directors that the delay necessary for shareholder approval of a specific issuance could be to the detriment of the Company and its shareholders. The Board of Directors does not intend to issue any common shares except on terms which the Board deems to be in the best interests of the Company and its shareholders. Existing shareholders of the Company will have no pre-emptive rights to purchase any common shares issued in the future. Depending on the terms thereof, the issuance of common shares may or may not have a dilutive effect on the Company's then-existing shareholders. The Company presently has no plans, agreements or understandings to issue any of the newly-authorized common shares.

      Although the Company has no such intentions, the proposed increase in the authorized and unissued common shares might be considered as having the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of common shares, to acquire control of the Company with a view to imposing a merger, sale of all or any part of its assets, or a similar transaction, since the issuance of new common shares, in a public or private sale, merger or similar transaction, could be used to dilute the share ownership of a person or entity seeking to obtain control of the Company. Furthermore, since Article SIXTH of the Company's Amended Articles requires, if 1/3 of the whole authorized number of directors of the Company recommends against the approval of such amendments or transactions, the affirmative vote of the holders of shares entitling them to exercise not less than 80% of the voting power of the Company to adopt amendments to the Amended Articles or Regulations (including the provisions of the Amended Articles and Regulations pertaining to the right of a shareholder to nominate an individual for election as a director of the Company, the number of directors, the right of shareholders to remove directors from office and fill vacancies in the Board of Directors, or the classified Board), to adopt any proposal to fix or change the number of directors of the Company by action of the shareholders, or to adopt mergers and certain other transactions involving the Company, the Board could (within the limits imposed by Ohio law) issue new common shares to purchasers who, together with other shareholders of the Company, might block such a 80% vote. The Board has no present knowledge of any present or past efforts to gain control of the Company and has not received any indication from any party that such party is interested in acquiring the Company.

      The Company's Amended Articles and Regulations have for several years contained other provisions which also could potentially make a change of control of the Company more difficult. These include (a) since 1986, the classification of the Board of Directors of the Company into three classes of directors so that each director serves for three years, with one class being elected each year; (b) since 1986, the requirement that shareholder nominations for election to the Board of Directors be in writing and delivered or mailed to the Secretary of the Company within the timeframes specified in the Company's Regulations; (c) since 1986, the requirement of the affirmative vote of not less than 80% of the voting power of the Company entitled to vote thereon, unless recommended by at least 2/3 of the whole authorized number of directors of the Company, in order to (i) adopt new or amended articles or regulations, (ii) approve certain mergers, certain consolidations, certain share issuances and certain asset sales, leases or exchanges, (iii) approve the dissolution of the Company and (iv) fix or change the number of directors by action of the shareholders; (d) since 1986, the requirement of the affirmative vote of at least 4/5 of the outstanding common shares entitled to vote thereon, in addition to any other vote required by law or the Amended Articles of the Company, as a condition of specified Business Combinations (as defined in Article TENTH of the Amended Articles), except in cases in which certain price criteria and procedural requirements are satisfied; (e) since 1986, the requirement of the affirmative vote of at least 2/3 of the whole authorized number of directors of the Company in order to fix or change the number of directors or to fill a vacancy in the directors by action of the directors; (f) since 1986, the requirement of the affirmative vote of at least 4/5 of the outstanding voting power of the Company to fill a vacancy in the directors by action of the shareholders; (g) since 1986, the requirement that holders of shares entitling them to exercise not less than 80% of the voting power of the Company vote in favor of the removal of a director from office; and (h) since 1986, the requirement of the written consent of all of the shareholders in order to amend the Company's Regulations by an action in writing without a meeting. In addition to these specific provisions of the Amended Articles and Regulations, the Company, in 1985, adopted the ESOP.

      Financial statements are not included in this Proxy Statement as they are not material to a decision on the proposed amendment to Article FOURTH.

RECOMMENDATION AND VOTE

      UNDER ARTICLE SIXTH OF THE COMPANY'S AMENDED ARTICLES, THE AFFIRMATIVE VOTE OF THE HOLDERS OF SHARES ENTITLING THEM TO EXERCISE NOT LESS THAN A MAJORITY OF THE VOTING POWER OF THE COMPANY IS REQUIRED TO ADOPT THE PROPOSED AMENDMENT TO ARTICLE FOURTH OF THE COMPANY'S AMENDED ARTICLES. As of March l, 1996, the Company's executive officers and directors, together with participants in the ESOP, held approximately 15.6% of the Company's common shares and voting power. If the amendment is approved, it will become effective upon the filing of a Certificate of Amendment to the Company's Amended Articles with the Ohio Secretary of State, which is expected to be accomplished as promptly as practicable after such approval is obtained.

      The Board of Directors recommends that the shareholders vote FOR the proposed amendment to Article FOURTH of the Company's Amended Articles. Unless otherwise directed, the persons named in the enclosed proxy will vote the common shares represented by all proxies received prior to the Annual Meeting, and not properly revoked, in favor of the proposed amendment to Article FOURTH.


                           SHAREHOLDER PROPOSALS FOR
                              1997 ANNUAL MEETING

      Any qualified shareholder who desires to present a proposal for consideration at the 1997 Annual Meeting of Shareholders must submit the proposal in writing to the Company. If the proposal is received by the Company on or before November 21, 1996, and otherwise meets the requirements of applicable state and federal law, it will be included in the proxy statement and form of proxy of the Company relating to its 1996 Annual Meeting of Shareholders.


                          NOTIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

      The Board of Directors of the Company has appointed the firm of Crowe, Chizek and Company LLP to serve as independent auditors for the Company for the 1996 fiscal year. That firm has served as independent auditors for the Company since 1988. The Board of Directors expects that representatives of Crowe, Chizek and Company LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                                 OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action by the shareholders at the 1996 Annual Meeting of Shareholders other than as set forth in this Proxy Statement. However, if any other matter is properly presented at the Annual Meeting, or at any adjournment(s) thereof, it is intended that the persons named as proxies in the enclosed proxy may vote the common shares represented by such proxy on such matters in accordance with their best judgment in light of the conditions then prevailing.

      It is important that proxies be voted and returned promptly; therefore, shareholders who do not expect to attend the Annual Meeting in person are urged to fill in, sign and return the enclosed proxy in the self-addressed envelope furnished herewith.


March 21, 1996                            By Order of the Board of Directors,




                                    David E. Manz, Secretary



                 ___________________________________________
                         ____________________________


                            RURBAN FINANCIAL CORP.
                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON APRIL 22, 1996

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


      The undersigned holder(s) of common shares of Rurban Financial Corp. (the "Company") hereby constitutes and appoints Thomas C. Williams and David
E. Manz, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Monday, April 22, 1996, at the offices of The State Bank and Trust Company, 401 Clinton Street, Defiance, Ohio at 7:00 p.m., local time, and any adjournment(s) thereof, and to vote all of the common shares of the Company which the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof:

1.    To elect three directors to serve for terms of three years each.

      ___ FOR election as directors of the   ___ WITHHOLD AUTHORITY
          Company of all the nominees            to vote for all of the
          listed below (except as marked         nominees listed below.
          to the contrary below.)*

      John R. Compo           John Fahl         Robert A. Fawcett, Jr.

      *(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)

2. To approve an amendment to Article FOURTH of the Company's Amended Articles to increase the authorized number of common shares, without par value, from 5,000,000 to 10,000,000 common shares.

          ___FOR               ___AGAINST              ___ABSTAIN

3.    In their discretion,  the Proxies are authorized to vote upon such other
      matters  as  may  properly  come  before  the  Annual   Meeting  or  any
      adjournment(s) thereof.

      WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY AND FOR PROPOSAL NO. 2. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

      ALL PROXIES PREVIOUSLY GIVEN OR EXECUTED BY THE UNDERSIGNED ARE HEREBY REVOKED. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the April 22, 1996 meeting and the Annual Report to Shareholders for the fiscal year ended December 31, 1995.

                                    Dated: ____________________________, 1996


                                    ____________________________________________
                                    Signature of Shareholder(s)


                                    ____________________________________________
                                    Signature of Shareholder(s)

                                    Please sign  exactly as your name  appears
                                    hereon.  When common shares are registered
                                    in two  names,  both  shareholders  should
                                    sign.    When    signing   as    executor,
                                    administrator, trustee, guardian, attorney
                                    or agent,  please give full title as such.
                                    If shareholder  is a  corporation,  please
                                    sign in full  corporate  name by President
                                    or   other    authorized    officer.    If
                                    shareholder is a partnership, please sign in partnership name by authorized person. (Please note any change of address on this proxy.)

                   THIS PROXY IS SOLICITED ON BEHALF OF THE
                 BOARD OF DIRECTORS OF RURBAN FINANCIAL CORP.
              PLEASE FILL IN, DATE, SIGN AND RETURN IT PROMPTLY
                         USING THE ENCLOSED ENVELOPE.